Exhibit 10.29

ASSIGNMENT OF INTELLECTUAL PROPERTY

THIS ASSIGNMENT OF INTELLECTUAL PROPERTY (this “Assignment”) is effective as of January 15, 2014 (“Effective Date”) by and between XG Sciences, Inc., a Michigan corporation (“Assignor”), and XG Sciences IP, LLC, a Michigan limited liability company (“Assignee”).

BACKGROUND

Assignor wishes to assign to Assignee, and Assignee wishes to obtain from Assignor, the entire right, title and interest in and to certain Intellectual Property of the Assignor, in exchange for Assignee issuing 100% of its membership interest to Assignor.

ASSIGNMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Assignment. Assignor hereby assigns to Assignee its successors, assigns, and legal representatives its entire right, title, and interest throughout the world in and to all of the Intellectual Property (as defined below) of the Assignor, whether currently existing or hereafter developed or acquired and whether now known or hereafter recognized.

2.           Definition of Intellectual Property. “Intellectual Property” means:

a.           any and all copyright rights, copyright applications, copyright registrations, copyright recordings and like protections in each work of authorship and derivative work thereof, whether registered or unregistered or published or unpublished and whether or not the same also constitutes a trade secret, held pursuant to the laws of the United States, any state thereof or of any other country or political subdivision thereof (collectively, the “Copyrights”);

a.           any and all know-how including any and all information not covered by a patent or patent application, including but not limited to materials, trade secrets, information, experience and data, formulae, procedures, results and specifications, regulatory filings, clinical and pre-clinical data, in written or electronic form, including, without limitation, those set forth on Exhibit A attached hereto and incorporated herein by this reference (collectively, the “Know- How”);

b.           any and all design rights which may be available to Assignor;

c.           any and all: (i) letters patent, including, without limitation, utility patents, design patents, industrial designs and utility model registrations, of the United States or any other country, or any political subdivision thereof, and all reissues and extensions thereof, (ii) applications (including but not limited to provisional applications) for letters patent of the United States or any other country, or any political subdivision thereof, and all divisions, continuations, continuations-in-part, and continuing applications thereof, and (iii) rights to obtain any reissues, reexaminations or extensions thereof (collectively, the “Patents”) and any and all agreements, whether written or oral, providing for the grant by or to the Assignor of any right to make, use, sell, offer to sell, or import any invention covered in whole or in part by one or more of the Patents and all renewals and extensions thereof (collectively, the “Patent Licenses”), including, without limitation, the Patents set forth on Exhibit A attached hereto and incorporated herein by this reference;

d.           any and all trademarks, trade names, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and the entire goodwill of the business of Assignor connected with and symbolized by all such trademarks, including, without limitation, those set forth on Exhibit A attached hereto and incorporated herein by this reference (collectively, the “Trademarks”); and

e.           all amendments, continuations, renewals, and extensions of any of the Copyrights, Patents, Know-How or Trademarks.

Notwithstanding any of the foregoing, the term “Intellectual Property” shall not include any: (A) income, proceeds, royalties, accounts receivable, damages, products, or license fees, whether now existing or hereafter arising, that relate to, or arise from, the Assignor’s use of the Intellectual Property pursuant to a license of the Intellectual Property from Assignee to Assignor, (B) property that is not assignable, or (C) any of Assignor’s rights or obligations under that certain Restated and Amended Exclusive License Agreement between Michigan State University and Assignor.

3.            Recording of Assignment. Assignor hereby authorizes and requests the U.S. Director of Patents and Trademark Office, and the corresponding entities or agencies in any applicable foreign countries, to record Assignee as owner of the Patents that are set forth on Exhibit A.

4.            Further Assurances. Assignor and Assignee agree to prepare, execute, and file such other documents and to take such other actions as may be necessary or convenient to implement this Assignment.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed by their duly authorized representatives as of the Effective Date.

XG Sciences, Inc.

		By:	/s/ Michael R. Knox
Michael R. Knox
		Its:	Chief Executive Officer

STATE OF MICHIGAN	)
) SS.
COUNTY OF INGHAM	)

On this 10th day of January 2014, there appeared before me Michael R. Knox, personally known to me, who acknowledged that he signed the foregoing Assignment as his voluntary act and deed on behalf and with full authority of XG Sciences, Inc.

KELLY A LAGRAVE	/s/ Kelly A. Lagrave
NOTARY PUBLIC-STATE OF MICHIGAN Eaton County, Acting In Ingham County My Commission Expires April 15, 2018	Kelly A. Lagrave, Notary Public Eaton County, Michigan Commission Expires: 4-15-2018 Acting in Ingham County, Michigan

ACCEPTED BY:		XG Sciences IP, LLC

		By:	/s/ Michael R. Knox
Michael R. Knox, Manager

STATE OF MICHIGAN	)
) SS.
COUNTY OF INGHAM	)

On this 10th day of January 2014, there appeared before me Michael R. Knox, personally known to me, who acknowledged that he signed the foregoing Assignment as his voluntary act and deed on behalf and with full authority of XG Sciences IP, LLC.

KELLY A LAGRAVE	/s/ Kelly A. Lagrave
NOTARY PUBLIC-STATE OF MICHIGAN Eaton County, Acting In Ingham County My Commission Expires April 15, 2018	Kelly A. Lagrave, Notary Public Eaton County, Michigan Commission Expires: 4-15-2018 Acting in Ingham County, Michigan

[Signature Page to Assignment of Intellectual Property]

EXHIBIT A

Patents:

Patent Application Number	Application Date	Description
13/474,860	5/18/2012	Process of Dry Milling Particulate Materials Milled Graphene/Metal Nano Composites
61/786,735	3/15/2013	Graphene Carbon Compositions
13/686,961	11/28/2012	Single Mode Microwave Device for Producing Exfoliated Graphite
13/610,934	9/12/2012	Cloud Mixer and Method of Minimizing Agglomeration of Particulates
13/435,260	3/30/2012	Mechanical Exfoliation Apparatus
61/786,745	3/15/2013	Electrodes for Capacitors from Mixed Carbon Compositions
14079057	11/13/2013	Silicon-Graphene Nanocomposites for Electrochemical Applications

Trademarks:

XG Sciences (Design Plus Words)

xGnP

XG Sciences The Material Difference (Design Plus Words)

XG Leaf (Application Pending)